Exhibit 10.1

President/CEO EMPLOYMENT AGREEMENT

This President/CEO Employment Agreement is entered into by and between Insight Management Corporation, a Florida corporation (the “Company”), and Jennifer Rapacki, the undersigned individual (“Executive”).

RECITAL

The Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive’s employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.

Employment.

(a)

Term.  The Company hereby employs Executive to serve as President and Chief Executive Officer of the Company.  The employment with the Company is not for any specified period of time.  As a result, either the Company or the Executive is free to terminate the employment relationship at any time, subject to the other provisions of this Agreement.

(b)

Duties and Responsibilities.  Executive will be reporting to the Company’s Board of Directors.  Within the limitations established by the Bylaws of the Company, and consistent with applicable state law, the Executive shall have each and all of the duties and responsibilities of the President/CEO position and such other duties on behalf of the Company as may be reasonably assigned from time to time by the Company’s Board.

(c)

Location.  The location at which Executive shall perform services for the Company shall be Orcutt, California.

2.

Compensation.

(a)

Salary.  Executive shall be paid a base salary (“Base Salary”) at the annual rate of $130,000, payable in bi-weekly installments consistent with Company’s payroll practices.  The annual Base Salary shall be reviewed on or before January 1 of each year, unless Executive’s employment hereunder shall have been terminated earlier pursuant to this Agreement. The Board of Directors of the Company shall determine if such Base Salary should be increased for the following year in recognition of services to the Company.

(b)

Payment.  Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(c)

Bonus.  Executive shall also be entitled to a bonus determined at the sole discretion of the Board of Directors. The Company shall set milestones and bonuses if those milestones are met, each year.

3.

Other Employment Benefits.

(a)

Business Expenses.  Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses incurred by Executive in the performance of her duties under this Agreement.

(b)

Benefit Plans.  Executive shall be entitled to participate in the Company’s medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions.  Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Section 3(d) below).  Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program from time to time.

(c)

Vacation.  Executive shall be entitled to 15 days of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive’s vacation does not interfere with the Company’s normal business operations.    Vacation days accrue and vest on the first day of Executive’s employment and annually thereafter.

(d)

Stock Options.  Executive shall be entitled to options to acquire shares of the Common Stock of the Company pursuant to the terms of the Company’s Stock Option Plan.

(e)

No Other Benefits.  Subject to Section 5(b), Executive understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

4.

Executive’s Business Activities.  Executive shall devote the substantial portion of her entire business time, attention and energy exclusively to the business and affairs of the Company.  Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect her ability to carry out her duties hereunder.

5.

Termination of Employment.

(a)

For Cause.  Notwithstanding anything herein to the contrary, the Company may terminate Executive’s employment hereunder for cause for any one of the following reasons:  (1) conviction of a felony, or a misdemeanor where imprisonment is imposed, (2) commission of any act of theft, fraud, or falsification of any employment or Company records in any material way, (3) Executive’s failure or inability to perform any material reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, or (4) material breach of this Agreement in which breach is not cured within ten (10) business days following written notice of such breach.  Upon termination of Executive’s employment with the Company for cause, the Company shall be under no further obligation to Executive for salary or bonus, except to pay all accrued but unpaid base salary, accrued bonus (if any) and accrued vacation to the date of termination thereof.

(b)

Without Cause.  The Company may terminate Executive’s employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount of one (1) year of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation, less deductions required by law.

(c)

Termination for Good Reason.  If Executive terminates her employment with the Company for Good Reason (as hereinafter defined), she shall be entitled to the severance benefits set forth in Section 5(b).  For purposes of this Agreement, “Good Reason” shall mean any of the following:  (i) relocation of the Company’s executive offices more than forty miles from the current location, without Executive’s concurrence; (ii) any material breach by the Company of this Agreement; (iii) a material change in the principal line of business of the Company, without Executive’s concurrence, (iv) the failure of the Company to obtain Director’s and Officer’s liability insurance as described in Exhibit A, or (v) any significant change in the Executive’s duties and responsibilities.

6.

Disability of Executive.  The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing her essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 180 consecutive days.  Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary, accrued bonus (if any) and accrued vacation.

7.

Death of Executive.  In the event of the death of Executive, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued vacation accrued to the date of death.

8.

Assignment and Transfer.  Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void.

9.

No Inconsistent Obligations.  Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company.  Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others.  Executive represents and warrants that she has returned all property and confidential information belonging to all prior employers.

10.

Ownership and Protection of Intellectual Property and Confidential Information.

(a)

All information, ideas, concepts, improvements, discoveries, and  inventions, whether patentable or not, which are conceived, made, developed  or acquired by  Executive, individually or in conjunction with others, during Executive's employment by the Company (whether during business hours or otherwise  and whether on the Company's premises or otherwise) which relate to the Company's business, products or services (including, without limitation, all such  information relating to corporate opportunities, research, financial and  sales data, pricing and trading terms, evaluations, opinions,  interpretations, acquisition prospects, the identity of customers or their  requirements, the identity of key contacts within the customer's  organizations or within the organization of acquisition prospects, or  marketing and merchandising techniques, prospective names, and marks), and  all writings or materials of any type embodying any of such items, shall be  disclosed to the Company and are and shall be the sole and exclusive property of  the Company.

(b)

Executive acknowledges that the businesses of the Company and its  affiliates are highly competitive and that their strategies, methods, books,  records, and documents, their technical information concerning their  products, equipment, services, and processes, procurement procedures and  pricing techniques, the names of and other information (such as credit and  financial data) concerning their customers and business affiliates, all  comprise confidential business information and trade secrets which are  valuable, special, and unique assets which the Company, or its affiliates use  in their business to obtain a competitive advantage over their competitors.   Executive further acknowledges that protection of such confidential business  information and trade secrets against unauthorized disclosure and use is of  critical importance to the Company, and its affiliates in maintaining their  competitive position.  Executive hereby agrees that  Executive will not, at any  time during or after his employment by the Company, make any unauthorized  disclosure of any confidential business information or trade secrets of  the Company, or its affiliates, or make any use thereof, except in the carrying  out of her employment responsibilities hereunder. The above notwithstanding,  a disclosure shall not be unauthorized if (i) it is required by law or by a  court of competent jurisdiction or (ii) it is in connection with any judicial  or other legal proceeding in which  Executive's legal rights and obligations as  an  Executive or under this Agreement are at issue; provided, however, that   Executive shall, to the extent practicable and lawful in any such events, give  prior notice to the Company of her intent to disclose any such confidential  business information in such context so as to allow the Company an opportunity  (which  Executive will not oppose) to obtain such protective orders or similar  relief with respect thereto as the Company  may deem appropriate.

(c)

All written materials, records, and other documents made by, or coming into the possession of, Executive during the period of  Executive's employment by the Company which contain or disclose confidential business information or trade secrets of the Company, or its affiliates shall be and remain the property of the Company, or its affiliates, as the case may be. Upon termination of Executive's employment by the Company, for any reason, Executive promptly shall deliver the same, and all copies thereof, to the Company.

11.

Miscellaneous.

(a)

Indemnification Agreement.  Executive is concurrently executing with the Company an Indemnification Agreement, Exhibit A, giving her various indemnification rights as an officer.

(b)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

(c)

Entire Agreement.  Except with respect to the Indemnification Agreement, Exhibit A, this Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(d)

Amendment.  This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(e)

Severability.  If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f)

Construction.  The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.  The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(g)

Rights Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h)

Nonwaiver.  No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(i)

Notices.  Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

[COMPANY]		[EXECUTIVE]

By:	/s/ MATTHEW MAZA	By:	/s/ JENNIFER RAPACKI

Name:	Matthew Maza	Name:	Jennifer Rapacki

Title:	Director	Title:	President/CEO

Date: June 29, 2009

Exhibit A to
President/CEO Employment Agreement
By and Between Jennifer Rapacki and Insight Management Corporation

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this 29th day of June, 2009 by and between Insight Management Corporation, a Florida corporation (the “Company”), and Jennifer Rapacki, the undersigned individual (the "Indemnitee"”)

RECITALS

A. The Indemnitee has been requested to serve, or is presently serving, as a Director and/or an officer of the Company. The Company desires the Indemnitee to serve or to continue to serve in such capacity. The Company believes that the Indemnitee's undertaking or continued undertaking of such responsibilities is important to the Company and that the protection afforded by this Agreement will enhance the Indemnitee's ability to discharge such responsibilities under existing circumstances. The Indemnitee is willing, subject to certain conditions including without limitation the execution and performance of this Agreement by the Company and the Company's agreement to provide the Indemnitee at all times the broadest and most favorable (to Indemnitee) indemnification permitted by applicable law (whether by legislative action or judicial decision), to serve or to continue to serve in that capacity.

B. In addition to the indemnification to which the Indemnitee is entitled under the Composite Certificate of Incorporation of the Company (the "Certificate") or the By-laws, as amended, of the Company (the "By-laws"), the Company has purchased and currently maintains insurance protecting its officers and directors and certain other persons (including the Indemnitee) against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties ("D&O Insurance"). NOW, THEREFORE, for and in consideration of the premises, the mutual promises hereinafter set forth, the reliance of the Indemnitee hereon in continuing to serve the Company in his present capacity and in undertaking to serve the Company in any additional capacity or capacities, the Company and the Indemnitee agree as follows:

1.

Indemnification - General. The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee to the fullest extent, and only to the extent, permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement. Although there can be no assurance as to the continuation or renewal of the D&O Insurance or that any such D&O Insurance will provide coverage for losses to which the Indemnitee may be exposed, the Company will use commercially reasonable efforts, taking into consideration availability of D&O Insurance in the marketplace, to continue D&O Insurance in effect at current levels for the duration of Indemnitee's service, for six (6) years thereafter or for any acts performed by Indemnitee during Indemnitee’s employment on behalf of the Company .

2.

Proceedings Other than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if, by reason of her Corporate Status (as hereinafter defined), she is, or is threatened to be made, a party to, or otherwise incurs Expenses in connection with any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf in connection with such Proceeding or any claim, issue or matter therein, if she acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful.

3.

Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 3, if, by reason of her Corporate Status, she is, or is threatened to be made, a party to, or otherwise incurs Expenses in connection with, any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by her or on her behalf in connection with such Proceeding if she acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company despite such adjudication of liability, if and only to the extent that the Courts of California, or the court in which such Proceeding shall have been brought or is pending, shall determine.

4.

Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, she shall be indemnified against all Expenses actually and reasonably incurred by her or on her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by her or on her behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.

Contribution. In the event that the indemnity contained in Sections 2, 3 or 4 of this Agreement is unavailable or insufficient to hold Indemnitee harmless in a Proceeding described therein, then in accordance with the non-exclusivity provisions of the California General Corporation Law and the Certificate and By-laws, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and Indemnitee on the other in the acts, transactions or matters to which the Proceeding relates and other equitable considerations.

6.

Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The determination of Indemnitee's entitlement to indemnification shall be made not later than 90 days after receipt by the Company of the written request for indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Indemnitee's entitlement to indemnification under any of Sections 2, 3, 4 and 5 of this Agreement shall be determined in the specific case: (i) by the Board of Directors by a majority vote of a quorum of the Board consisting of Disinterested Directors (as hereinafter defined); (ii) by Independent Counsel (as hereinafter defined), in a written opinion if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iii) by the stockholders of the Company. If, with regard to Section 5 of this Agreement, such a determination is not permitted by law or if a quorum of Disinterested Directors so directs, such determination shall be made by the Court of the State of California or the court in which the Proceeding giving rise to the claim for indemnification is brought.

(c) In the event that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the disinterested directors of the Board of Directors, and the Company shall give written notice to Indemnitee advising her of the identity of the Independent Counsel so selected. Indemnitee may, within 7 days after receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) of this Agreement, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 6(c), either the Company or Indemnitee may petition the Court of the State of California for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person so appointed shall act as Independent Counsel under Section 6(b) of this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

7.

Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Indemnitee shall, and hereby undertakes to, repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

8.

Presumptions and Effect of Certain Proceedings. The termination of any proceeding described in any of Sections 2, 3 or 4 of this Agreement, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

9.

Term of Agreement. All agreements and obligations of the Company contained herein shall commence as of the time the Indemnitee commenced to serve as a director, officer, employee or agent of the Company (or commenced to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue for so long as Indemnitee shall so serve or shall be, or could become, subject to any possible Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder.

10.

Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement Wwith respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such Proceeding but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, or (ii) Indemnitee shall have reasonably concluded in Indemnitee’s sole discretion that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

11.

Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in such capacity.

(b) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and Expenses in bringing and pursuing such action.

12.

Non-Exclusivity of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.

13. Definitions. For purposes of this Agreement:

(a) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(b) "Disinterested Director" means a director of the Company who is independent, is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Indemnitee or would benefit in any material way.

(c) "Expenses" shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, discovery expenses and all other disbursements or Expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

(d) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(e) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

13.

Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

14.

Governing Law; Binding Effect; Amendment and Termination.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT-OF LAW RULE OR PRINCIPLE THAT MIGHT REFER TO THE LAWS OF ANOTHER STATE OR COUNTRY.

(b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing by the parties. The parties have executed this Agreement as of the day and year first above written.

The parties have executed this Agreement as of the day and year first above written.

Insight Management Company

By:	/s/ MATTHEW MAZA
Matthew Maza
Director

By:	/s/ JENNIFER RAPACKI
Jennifer Rapacki
Indemnitee